Exhibit 99.1

Unless the context otherwise requires, references to the “Company,” “we,” “our,” “us” or “PBF” refer to PBF Holding Company LLC, or PBF Holding, and, in each case, unless the context otherwise requires, its consolidated subsidiaries.

Summary Historical and Pro Forma Consolidated Financial and Other Data

The following table sets forth our summary historical and pro forma consolidated financial data at the dates and for the periods indicated. The summary historical consolidated financial data as of December 31, 2014, 2015 and 2016 and for each of the three years in the period ended December 31, 2016 have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”). The information as of March 31, 2017 and for the three months ended March 31, 2017 and 2016 was derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2017 (the “March Quarterly Report”), and includes all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and the results of operations for such periods. Results for the interim periods are not necessarily indicative of the results for the full year.

The summary unaudited pro forma consolidated financial data have been derived by the application of pro forma adjustments to our historical consolidated financial statements included in our 2016 Annual Report and our March Quarterly Report incorporated by reference herein, that give effect to our acquisition of the Torrance refinery and related logistics assets (the “Torrance Acquisition”), borrowings incurred under our asset based revolving credit agreement (the “Revolving Loan”) to fund the Torrance Acquisition and the consummation of the offering of $725 million of senior notes (the “offering”) and concurrent repurchase of our 8.25% senior secured notes due 2020 (the “2020 Notes”). The unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date.

The estimates and assumptions used in preparation of the pro forma financial information may be materially different from our actual experience following the offering.

You should read this information in conjunction with our consolidated financial statements and the related notes thereto (in “Item 8. Financial Statements and Supplementary Data”), “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 6. Selected Financial Data” included in our 2016 Annual Report and our unaudited condensed consolidated financial statements and the related notes thereto in “Item 1. Financial Statements (Unaudited)” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our March Quarterly Report , and the June 30, 2016 unaudited financial statements of Torrance Refinery & Associated Logistics Business filed on Form 8-K on September 13, 2016. Our summary unaudited pro forma consolidated financial information is presented for informational purposes only.

	Year Ended December 31,				Three Months Ended March 31, (unaudited)
	2016	2015	2014	Pro Forma Consolidated 2016	2017	2016	Pro Forma Condensed Consolidated 2017
	(in thousands)
Revenue	$15,908,537	$13,123,929	$19,828,155	$16,987,548	$4,750,198	$2,800,185	$4,750,198

Cost and expenses:
Cost of sales, excluding depreciation	13,765,088	11,611,599	18,514,054	14,765,933	4,251,754	2,445,983	4,251,754
Operating expense, excluding depreciation	1,390,582	889,368	880,701	1,721,151	436,853	296,639	436,853
General and administrative expenses(1)	149,643	166,904	140,150	202,421	40,479	33,269	40,479
Equity income in investee(2)	(5,679)	—	—	(5,679)	(3,599)	—	(3,599)
Loss (gain) on sale of assets	11,374	(1,004)	(895)	11,374	883	—	883
Depreciation and amortization expense	209,840	191,110	178,996	247,015	55,690	54,293	55,690

	15,520,848	12,857,977	19,713,006	16,942,215	4,782,060	2,830,184	4,782,060

Income (loss) from operations	387,689	265,952	115,149	45,333	(31,862)	(29,999)	(31,862)

Other income (expense)
Change in fair value of catalyst leases	1,422	10,184	3,969	1,422	(2,588)	(2,885)	(2,588)
Interest expense, net	(129,536)	(88,194)	(98,001)	(127,843)	(30,656)	(33,271)	(28,817)

Income (loss) before income taxes	259,575	187,942	21,117	(81,088)	(65,106)	(66,155)	(63,267)
Income tax expense (benefit)	23,689	648	—	(120,247)	434	32,273	434

Net income (loss)	235,886	187,294	21,117	39,159	(65,540)	(98,428)	(63,701)
Less: net income attributable to noncontrolling interests	269	274	—	269	113	303	113

Net income (loss) attributable to PBF Holding Company LLC	$235,617	$187,020	$21,117	$38,890	$(65,653)	$(98,731)	$(63,814)

Balance sheet data (at end of period)
Total assets	6,566,897	5,082,722	4,013,762	6,565,044	6,543,372	5,125,995	6,555,451
Total long-term debt(3)	1,601,836	1,272,937	750,349	1,655,969	1,603,105	1,276,119	1,656,916
Total equity	2,588,933	1,821,284	1,630,516	2,557,998	2,685,217	1,690,981	2,655,247

Selected financial data(4):
EBITDA (excluding special items)(5)	77,603	894,472	988,224	(227,578)	37,279	(37,654)	37,279
Adjusted EBITDA	94,477	893,506	990,350	(210,704)	45,212	(32,148)	45,212
Capital expenditures(6)	1,498,191	979,481	625,403	1,523,314	174,894	145,300	174,894

(1)	Includes acquisition related expenses consisting primarily of consulting and legal expenses related to the Torrance Acquisition and other pending and non-consummated acquisitions of $13.6 million in 2016, as well as the acquisition of the Chalmette refinery and other pending and non-consummated acquisitions of $5.8 million in 2015. For the three months ended March 31, 2017 and 2016, includes acquisition related expenses consisting primarily of consulting and legal expenses related to completed, pending and non-consummated acquisitions of $0.4 million and $4.7 million, respectively.
(2)	Subsequent to the closing of the contribution agreement between PBF Logistics LP and PBF Energy Company LLC on August 31, 2016, the Company accounts for its 50% equity ownership of Torrance Valley Pipeline LLC as an investment in an equity method investee.
(3)	Total long-term debt, excluding debt issuance costs and affiliate notes payable, includes current maturities and our Delaware Economic Development Authority Loan, which was fully converted from a loan to a grant as of December 31, 2016.
(4)	EBITDA and Adjusted EBITDA are financial measures that are calculated and presented on a basis other than in accordance with GAAP (“non-GAAP”). Such non-GAAP measures are defined and reconciled to the appropriate GAAP measures below.
(5)

The special items for the periods presented relate to a lower of cost or market inventory adjustment (LCM). LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparison, such non-GAAP measurements should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.
(6)	Includes expenditures for acquisitions, construction in progress, property, plant and equipment (including railcar purchases), deferred turnaround costs and other assets, excluding the proceeds from sales of assets. Proforma capital expenditures for the year ended December 31, 2016 include historical capital expenditures of the Torrance Refinery & Associated Logistics for the periods prior to the closing of the Torrance Acquisition.

EBITDA and Adjusted EBITDA

Our management uses EBITDA (earnings before interest, income taxes, depreciation and amortization) and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our board of directors, creditors, analysts and investors concerning our financial performance. Our outstanding indebtedness for borrowed money and other contractual obligations also include similar measures as a basis for certain covenants under those agreements which may differ from the Adjusted EBITDA definition described below.

EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and our computation of EBITDA and Adjusted EBITDA may vary from others in our industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing the 2020 Notes, our 7.00% Senior Secured Notes due 2023 and other credit facilities. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating income (loss) or net income (loss) as measures of operating performance. In addition, EBITDA and Adjusted EBITDA are not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. Adjusted EBITDA is defined as EBITDA before adjustments for items such as equity-based compensation expense, gains (losses) from certain derivative activities and contingent consideration, the non-cash change in the deferral of gross profit related to the sale of certain finished products, and the write down of inventory to the LCM. Other companies, including other companies in our industry, may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. EBITDA and Adjusted EBITDA also have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include that EBITDA and Adjusted EBITDA:

•	does not reflect depreciation expense or our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	does not reflect realized and unrealized gains and losses from hedging activities, which may have a substantial impact on our cash flow;

•	does not reflect certain other non-cash income and expenses; and

•	excludes income taxes that may represent a reduction in available cash.

The following tables reconcile net income (or, on a pro forma basis, net income) to EBITDA excluding special items and Adjusted EBITDA:

	Year Ended December 31,				Three Months Ended March 31,
	2016	2015	2014	Pro Forma Consolidated 2016	2017	2016	Pro Forma Condensed Consolidated 2017
	(in thousands)
Reconciliation of net income to EBITDA:
Net income (loss)	$235,886	$187,294	$21,117	$39,159	$(65,540)	$(98,428)	$(63,701)
Add: Depreciation and amortization	209,840	191,110	178,996	247,015	55,690	54,293	55,690
Add: Interest expense, net	129,536	88,194	98,001	127,843	30,656	33,271	28,817
Add: Income tax expense (benefit)	23,689	648	—	(120,247)	434	32,273	434

EBITDA	$598,951	$467,246	$298,114	$293,770	$21,240	$21,409	$21,240

Special Items:
Add: Non-cash LCM inventory adjustment	(521,348)	427,226	690,110	(521,348)	16,039	(59,063)	16,039

EBITDA (excluding special items)	$77,603	$894,472	$988,224	$(227,578)	$37,279	$(37,654)	$37,279

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$598,951	$467,246	$298,114	$293,770	$21,240	$21,409	$21,240
Add: Stock based compensation	18,296	9,218	6,095	18,296	5,345	2,621	5,345
Add: LCM adjustment	(521,348)	427,226	690,110	(521,348)	16,039	(59,063)	16,039
Add: Non-cash change in fair value of catalyst leases	(1,422)	(10,184)	(3,969)	(1,422)	2,588	2,885	2,588

Adjusted EBITDA	$94,477	$893,506	$990,350	$(210,704)	$45,212	$(32,148)	$45,212

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated statement of operations is presented to show how we might have looked if the acquisition of the Torrance refinery and related logistics assets (collectively, “Torrance Refining”), the consummation of the offering of $725 million of senior notes due 2025 (the “2025 Notes”) and certain other transactions described below had occurred on the date and for the periods indicated below. We derived the following unaudited pro forma consolidated financial statement by applying pro forma adjustments to our historical consolidated balance sheet and statement of operations and the historical financial statements of operations of Torrance Refining. The pro forma effects of the Torrance Acquisition are based on the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

We derived the following unaudited pro forma condensed consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements that give effect to the Torrance Acquisition, the borrowings incurred under our Revolving Loan to fund the Torrance Acquisition, and the consummation of the offering. The unaudited pro forma condensed consolidated balance sheet is based on our historical consolidated balance sheet as of March 31, 2017 and gives effect to the consummation of the offering. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2017 gives effect to the consummation of the offering as if it occurred on January 1, 2016. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 combines the historical results of operations of the Company and Torrance Refining, and gives effect to the borrowing incurred under our Revolving Loan to fund the Torrance Acquisition and the consummation of the offering, as if they occurred on January 1, 2016.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 and three months ended March 31, 2017 gives effect to the consummation of the offering and the concurrent redemption of the 2020 Notes.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 and three months ended March 31, 2017 does not reflect future events that may occur after the completion of the Torrance Acquisition, including but not limited to the anticipated realization of cost savings from operating synergies and certain charges expected to be incurred in connection with the transaction, including, but not limited to, costs that may be incurred in connection with integrating the operations of Torrance Refining.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. In addition, they do not purport to indicate the results that would actually have been obtained had the Torrance Acquisition been completed on the assumed date or for the period presented, or which may be realized in the future.

The pro forma adjustments as of and for the three months ended March 31, 2017 principally give effect to the consummation of the offering and the concurrent redemption of the 2020 Notes.

The pro forma adjustments for the year ended December 31, 2016 principally give effect to:

•	the closing of the Torrance Acquisition and its associated impact on our statement of operations including borrowings under our Revolving Loan to fund the acquisition, and;

•	the consummation of the offering and the concurrent redemption of the 2020 Notes.

The estimates and assumptions used in preparation of the pro forma financial information may be materially different from our actual experience in connection with the offering.

The unaudited pro forma consolidated balance sheet and statements of operations should be read in conjunction with “Item 6. Selected Financial Data,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations,” and our historical consolidated financial statements and related notes thereto in “Item 8. Financial Statements and Supplementary Data” in our 2016 Annual Report and “Item 1. Financial Statements (Unaudited)” in our March Quarterly Report, and the historical financial statements and related notes thereto of Torrance Refining (included in our Form 8-K dated September 13, 2016).

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2017

(in thousands)

	Historical	Pro Forma Adjustments (Note 1)	Pro Forma Condensed Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$217,545	$12,079	$229,624
Accounts receivable	608,391	—	608,391
Accounts receivable-affiliate	20,159	—	20,159
Affiliate note receivable	11,600	—	11,600
Inventories	2,085,958	—	2,085,958
Prepaid expense and other current assets	68,835	—	68,835

Total current assets	3,012,488	12,079	3,024,567
Property, plant and equipment, net	2,745,377	—	2,745,377
Investment in equity method investee	180,056	—	180,056
Deferred charges and other assets, net	605,451	—	605,451

Total assets	$6,543,372	$12,079	$6,555,451

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$373,262	$—	$373,262
Accounts payable-affiliate	30,003	—	30,003
Accrued expenses	1,600,080	(6,966)	1,593,114
Deferred revenue	2,751	—	2,751

Total current liabilities	2,006,096	(6,966)	1,999,130
Long-term debt	1,579,686	49,015	1,628,701
Deferred tax liabilities	45,661	—	45,661
Other long-term liabilities	226,712	—	226,712

Total liabilities	3,858,155	42,049	3,900,204
Commitments and contingencies
Equity:
Member’s equity	2,317,366	—	2,317,366
Retained earnings	380,866	(29,970)	350,896
Accumulated other comprehensive income/(loss)	(25,641)	—	(25,641)

Total PBF Holding Company LLC equity	2,672,591	(29,970)	2,642,621
Noncontrolling interest	12,626	—	12,626

Total equity	2,685,217	(29,970)	2,655,247

Total liabilities and equity	$6,543,372	$12,079	$6,555,451

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

1.	The unaudited pro forma consolidated balance sheet is based on our historical consolidated balance sheet as of March 31, 2017 and gives effect to the consummation of the offering. Pro Forma adjustments include the proceeds from the offering and the net effect on cash, accrued interest, long-term debt and retained earnings after using those proceeds to fund the concurrent redemption of our outstanding 2020 Notes.

Pro Forma net increase in cash consists of the following:
(in $ millions)

Gross proceeds from 2025 Notes	$725.0
Estimated debt issuance costs for 2025 Notes	$(11.9)
Redemption of 2020 Notes inclusive of unpaid interest through redemption date (note a)	$(694.1)
Accrued interest through 3/31/2017	$(6.9)
Net cash proceeds	$12.1

Pro Forma net increase in long-term debt consists of the following:
(in $ millions)

Issuance of 2025 Notes	$725.0
Estimated debt issuance costs for 2025 Notes	$(11.9)
Retirement of 2020 Notes at carrying value (inclusive of unamortized debt issuance costs)	$(671.2)
Write-off of unamortized debt issuance costs related to 2020 Notes	$7.1
Net increase in long-term debt	$49.0

Pro Forma net decrease in retained earnings consists of the following:
(in $ millions)

Optional redemption premium (note a)	$(13.9)
Unpaid interest through redemption date (note a)	$(4.6)
Write-off of unamortized discount related to 2020 Notes	$(4.3)
Write-off of unamortized debt issuance costs related to 2020 Notes	$(7.1)
Net decrease in retained earnings	$(29.9)

(a)	2020 Notes redemption amount based on redemption price of 102.063% in accordance with the indenture plus 30 days of unpaid interest through the redemption date.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2017

(in thousands)

	Historical	Other Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues	$4,750,198	$—		$4,750,198
Cost and expenses:
Cost of sales, excluding depreciation	4,251,754	—		4,251,754
Operating expenses, excluding depreciation	436,853	—		436,853
General and administrative expenses	40,479	—		40,479
Equity income in investee	(3,599)			(3,599)
Loss on sale of assets	883	—		883
Depreciation and amortization expense	55,690	—		55,690

	4,782,060	—		4,782,060

Income (loss) from operations	(31,862)	—		(31,862)
Other income (expense)
Change in fair value of catalyst leases	(2,588)	—		(2,588)
Interest expense, net	(30,656)	1,839	(6)	(28,817)

Income (loss) before income taxes	(65,106)	1,839		(63,267)
Income tax (benefit) expense	434	—		434

Net income (loss)	(65,540)	1,839		(63,701)
Less: net income attributable to noncontrolling interests	113	—		113

Net (loss) income attributable to PBF Holding Company LLC	$(65,653)	$1,839		$(63,814)

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2016

(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 2)	Adjusted Pro Forma Torrance	Pro Forma Acquisition Adjustments (Note 3)		Current Offering Pro Forma Adjustments		Pro Forma Consolidated
	PBF Holding	Torrance
Revenues	$15,908,537	$1,079,011	$—	$1,079,011	$—		$—		$16,987,548
Cost and expenses:
Cost of sales, excluding depreciation	13,765,088	1,000,845	—	1,000,845	—		—		14,765,933
Operating expenses, excluding depreciation	1,390,582	349,460	(18,891)	330,569	—		—		1,721,151
General and administrative expenses	149,643	52,778	—	52,778	—		—		202,421
Equity income in investee	(5,679)	—	—	—	—		—		(5,679)
Loss on sale of assets	11,374	—	—	—	—		—		11,374
Depreciation and amortization expense	209,840	34,722	28,384	63,106	(25,931	)(4)	—		247,015

	15,520,848	1,437,805	9,493	1,447,298	(25,931)		—		16,942,215

Income (loss) from operations	387,689	(358,794)	(9,493)	(368,287)	25,931		—		45,333
Other income (expense)
Change in fair value of catalyst lease	1,422	—	—	—	—		—		1,422
Interest expense, net	(129,536)	—	—	—	(5,632	)(5)	7,325	(6)	(127,843)

Income (loss) before income taxes	259,575	(358,794)	(9,493)	(368,287)	20,299		7,325		(81,088)
Income tax (benefit) expense	23,689	(143,936)	—	(143,936)	—		—		(120,247)

Net income (loss)	235,886	(214,858)	(9,493)	(224,351)	20,299		7,325		39,159
Less: net income attributable to noncontrolling interests	269	—	—	—	—		—		269

Net (loss) income attributable to PBF Holding Company LLC	$235,617	$(214,858)	$(9,493)	$(224,351)	$20,299		$7,325		$38,890

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

2.	We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBF Holding and Torrance Refining, including any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBF Holding included a review of the summary of significant accounting policies disclosed in the Torrance Refining audited financial statements and discussions with Torrance Refining management regarding their significant accounting policies in order to identify material adjustments.

Adjustments below reflect the estimated impact of reversing refinery turnaround costs expensed by Torrance Refining from January 1, 2016 through June 30, 2016 in accordance with their historical accounting policy in order to conform to PBF Holding’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment for Torrance Refining includes the reversal of the turnaround expense recorded in operating expenses ($18.9 million for the year ended December 31, 2016) and recording the estimated depreciation expense of $28.4 million for 2016, associated with the turnaround costs that have been capitalized on the balance sheet in accordance with our policy.

3.	Pro forma acquisition adjustments include items that are directly attributable to the acquisition assuming the transaction was consummated at the beginning of the fiscal year presented and are expected to have a continuing impact on the Company.

4.	Represents a decrease when comparing the estimated depreciation and amortization expense resulting from the assumed fair value of property, plant and equipment acquired through the Torrance Acquisition, calculated on a straight line basis and based on a weighted average useful life of 25 years, in comparison to the historical depreciation and amortization expense recorded.

5.	Represents assumed interest expense incurred in connection with the $550.0 million borrowings under our Revolving Loan, which were used in part to fund the Torrance Acquisition.

6.	Represents assumed reduction in interest expense incurred in connection with the offering and redemption of the 2020 Notes as if such transactions had occurred at the beginning of the periods presented.